EXHIBIT 10.1

Assignment and Assumption Agreement

ASSIGNMENT AND ASSUMPTION AGREEMENT (this "Agreement"), dated as of October 1, 2012, between S&W Seed Company, a Nevada corporation ("Buyer") and Imperial Valley Seeds, Inc., a California corporation ("Seller").

WHEREAS, Seller and Buyer have concurrently herewith consummated the purchase by Buyer of the IVS Assets pursuant to the terms and conditions of the Acquisition Agreement, dated September 28, 2012, among Buyer, Seller and the other parties thereto (the "Acquisition Agreement"; terms defined in the Acquisition Agreement and not otherwise defined herein being used herein as therein defined);

NOW, THEREFORE, in consideration of the sale of the Purchased Assets and in accordance with the terms of the Acquisition Agreement, Buyer and Seller agree as follows:

1. Seller does hereby sell, transfer, assign and deliver to Buyer all of the right, title and interest of Seller in, to and under the IVS Assets.

2. Buyer does hereby accept all of the right, title and interest of Seller in, to and under the IVS Assets.

3. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. It shall be governed by and construed in accordance with the laws of the State of California, without giving effect to conflict of laws. Any dispute arising out of, based on, or in connection with this Agreement or the transactions contemplated hereby shall be resolved in the manner contemplated by the Acquisition Agreement.

IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first written above.

S&W SEED COMPANY

By: /s/ Matthew K. Szot
Name: Matthew K. Szot
Title: SVP and CFO

IMPERIAL VALLEY SEEDS, INC.

By: /s/ Fred Fabre
Name: Fred Fabre
Title: President